Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Uwharrie Capital Corp

Albemarle, North Carolina

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-146595) of Uwharrie Capital Corp of our report dated March 28, 2013, with respect to the consolidated financial statements of Uwharrie Capital Corp and Subsidiaries, which report appears in Uwharrie Capital Corp’s 2012 Annual Report on Form 10-K.

Asheville, North Carolina

March 28, 2013

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